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                                     Exhibit 8.1
                         Form of Opinion of Winston & Strawn
                             with respect to Tax Matters


                                  October 20, 1998





     Re:  Newcourt Receivables Corporation II
          Registration Statement on Form S-1 (Reg. No. 333-58677)
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Ladies and Gentlemen:


          We have acted as special federal tax counsel to Newcourt Receivables Corporation II, a Delaware corporation (the "Registrant"), in connection with the proposed issuance and sale of Class A-1 Receivable-Backed Notes, Series 1998-1, Class A-2 Receivable-Backed Notes, Series 1998-1, Class A-3 Receivable-Backed Notes, Series 1998-1, Class A-4 Receivable-Backed Notes, Series 1998-1, Class B Receivable-Backed Notes, Series 1998-1, and Class C Receivable-Backed Notes, Series 1998-1 (collectively the "Notes") to be issued from the Newcourt Equipment Trust Securities 1998-1, a limited purpose Delaware business trust (the "Trust"). The property of the Trust will include (a) a pool of contracts consisting of certain conditional sale agreements, true leases, finance leases, installment payment agreements and similar types of financing agreements with end-users of a wide variety of equipment and services as described in the Prospectus (defined below), (b) collections on such contracts, and (c) monies available in a reserve fund. The Notes will be issued pursuant to an indenture dated as of August 21, 1998 (the "Indenture") between the Trust and Harris Trust and Savings Bank, as Indenture Trustee.

          We have advised the Registrant with respect to the material federal income tax consequences of the proposed issuance of the Notes to the holders thereof. This advice is described under the headings "Summary of Terms--Federal Income Tax Considerations" and "Certain Federal Income Tax Consequences" in the prospectus relating to the Notes (the "Prospectus"), which is a part of the Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities

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and Exchange Commission (the "Commission") initially on July 8, 1998, under the Securities Act of 1933, as amended (the "Act"), for the registration of the Notes under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes to the holders thereof in light of their own investment or tax circumstances, but with respect to those tax consequences that are discussed, in our opinion, the description fairly summarizes the federal income tax considerations that are likely to be material to a holder of Notes. Furthermore, we hereby confirm, as specified in the Prospectus, that for federal income tax purposes (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and
(ii) the Notes will be treated as indebtedness.


          Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date of such opinion. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as the changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. Furthermore, our opinion assumes that all the transactions contemplated by the Prospectus will be consummated in accordance with the terms of the Prospectus including, without limitation, that holders of Notes will treat such Notes as indebtedness.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the headings "Summary of Terms--Federal Income Tax Considerations," "Certain Federal Income Tax Consequences," and "Legal Matters" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,


                              /s/ Winston & Strawn